UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2012

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

Indenture

On April 10, 2012, Heckmann Corporation (the “Company”) completed and closed its offering of $250.0 million aggregate principal amount of unsecured 9.875% Senior Notes due 2018 (the “Senior Notes”) in a private placement pursuant to Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”). The Company’s obligations under the Senior Notes are jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), by each of its current domestic subsidiaries, other than China Water and Drinks, Inc. (“China Water”) (collectively, the “Guarantors,” and together with the Company, the “Issuers”). The Senior Notes and the Guarantees were issued pursuant to an indenture (the “Indenture”) dated April 10, 2012, by and between the Issuers and The Bank of New York Mellon, N.A., as trustee (the “Trustee”), as amended by the First Supplemental Indenture thereto, dated as of April 10, 2012 (the “Supplemental Indenture”).

If an event of default arises from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture, default under or acceleration of certain other indebtedness, failure to pay certain judgments, and repudiation or unenforceability of obligations under the Guarantees, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding may declare all amounts owing under the Senior Notes to be due and payable.

The Company may, at its option, redeem all or part of the Senior Notes at any time prior to April 15, 2015, at a price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest and a “make whole” premium, as of the applicable redemption date. On or after April 15, 2015, the Company may redeem all or part of the Senior Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 15 of the years indicated:

Year	Optional Redemption Price
2015	104.938%
2016	102.469%
2017 and thereafter	100.000%

In addition, at any time prior to April 15, 2015, the Company, at its option, may redeem up to 35% of the Senior Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 109.875% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after giving effect to any such redemption and the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Company experiences certain kinds of changes of control, holders of the Senior Notes will be entitled to require the Company to purchase all or any portion of the Senior Notes for a cash price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Company will be required under certain circumstances to make an offer to repurchase Senior Notes with the proceeds of certain asset sales that are not used to purchase new assets or otherwise applied in accordance with the terms of the Indenture.

The above description of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On April 10, 2012, in connection with the offering of the Senior Notes, the Company, Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Roth Capital Partners, LLC and the Guarantors also entered into a registration rights agreement (including the Joinder Agreement thereto, dated as of April 10, 2012, the “Registration Rights Agreement”), relating to, among other things, an exchange offer for the Senior Notes and the related Guarantees. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use their reasonable best efforts to register with the United States Securities and Exchange Commission (“SEC”) notes and guarantees (the “New Senior Notes”) having substantially identical terms as the Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such New Senior Notes for the Senior Notes (the “Exchange Offer”). The Company and the Guarantors are expected to file a registration statement for the Exchange Offer within 180 days after the original issue date of the Senior Notes and to cause the Exchange Offer to be completed or, if required under special circumstances, to have a shelf registration statement declared effective, within 365 days after the original issue date of the Senior Notes. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the New Senior Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such New Senior Notes will revert to the original level on the Senior Notes.

The above description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

New Credit Agreement

On April 10, 2012, the Company entered into a senior secured $150.0 million revolving credit agreement (the “Credit Agreement”), including $10.0 million available for standby and commercial letters of credit and up to $15.0 million available as a swingline subfacility, with Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and Regions Capital Markets and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and certain other lenders party thereto. The Guarantors are also guarantors under the Credit Agreement. In addition, the Credit Agreement provides for an uncommitted “accordion” feature that permits the Company under certain circumstances to increase borrowings under the revolving credit facility by up to an additional $100.0 million, for total maximum potential borrowings under the revolving credit facility of $250.0 million. The Credit Agreement matures on April 10, 2017. Interest accrues on amounts outstanding under the Credit Facility at floating rates equal to either (at the option of the Company) (x) a base rate (equal to the higher of the Federal Funds Rate as published by the Federal Reserve Bank of New York plus ½ of 1.00%, the prime commercial lending rate of the administrative agent under the Credit Agreement, and monthly LIBOR plus 1.00%), plus a margin of between 1.75% and 3.00% based on a ratio of the Company’s total debt to EBITDA, or (y) LIBOR plus 2.75% to 4.00% based on a ratio of the Company’s total debt to EBITDA.

Subject to certain exceptions, the Company’s obligations under the Credit Agreement are secured by all of its present and future assets, as well as a pledge of all of the capital stock (or ownership interests, as applicable) of its current and future subsidiaries (other than China Water).

The Company may use proceeds from borrowings under the Credit Agreement for: (i) working capital, capital expenditures and general corporate purposes; (ii) to refinance existing indebtedness; (iii) to finance permitted acquisitions and to pay fees, costs and expenses in connection therewith, whether or not consummated; and/or (iv) to pay transaction fees, costs and expenses related to the Credit Agreement.

The Credit Agreement does not contain any requirements for mandatory prepayments other than at maturity; however, the Company may voluntarily repay, in whole or in part, the revolving credit facility, together with any accrued but unpaid interest, with prior notice and without premium or penalty.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants that include a minimum cash interest coverage ratio and a maximum leverage ratio. The Credit Agreement is also subject to customary events of default. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the Credit Agreement will become due and payable immediately without further action or notice.

The above description of the Credit Agreement is not complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement

Upon the effectiveness of the Credit Agreement on April 10, 2012, all outstanding amounts under the Company’s prior credit agreement dated September 7, 2011, by and among the Company and the Guarantors, as borrowers, Regions Bank, as administrative and collateral agent, RBS Citizens Bank, N.A. and First National Bank of Pennsylvania, as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, Regions Capital Markets and RBS Citizens Bank, N.A., as joint lead arrangers and joint book managers, and certain other lenders party thereto, were repaid in full and such prior credit agreement was terminated. No prepayment or other penalties were incurred in connection with the termination of such prior credit agreement.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

On April 10, 2011, the Company closed the transactions contemplated by the Stock Purchase Agreement dated as of March 7, 2012 (the “Stock Purchase Agreement”), by and among the Company, its wholly-owned subsidiary Heckmann Hydrocarbons Holding Corporation (which was subsequently renamed Heckmann Environmental Services, Inc.) (“HES”), TFI Holdings, Inc. (“TFI”), and Green Fuel Services, LLC (the “Seller”), as reported by the Company in a Current Report on Form 8-K filed with the SEC on March 13, 2012. A copy of the Stock Purchase Agreement is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2012, and incorporated by reference as Exhibit 2.1 hereto. Pursuant to the Stock Purchase Agreement, HES acquired all of the outstanding shares of TFI, which, through its wholly-owned operating subsidiary, Thermo Fluids Inc. (“Thermo Fluids”), provides route-based environmental services and waste recycling solutions (together, the “TFI Acquisition”) for $245.0 million, subject to various adjustments, $227.5 million of which was paid in cash and $17.5 million in unregistered, privately placed shares of the Company’s common stock, which are held in escrow as described in Item 3.02 of this Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

ITEM 3.02.	Unregistered Sales of Equity Securities

In connection with the closing of the TFI Acquisition, the Company issued 4,050,926 shares of its common stock (the “Escrow Shares”), which are held in escrow for one year against indemnification claims of the Company against the Seller under the Stock Purchase Agreement during the escrow period provided in the Stock Purchase Agreement. The Escrow Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. The Company made this determination based on the representations of Seller which included, in pertinent part, that Seller acquired the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act and that Seller has agreed not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available.

ITEM 7.01.	Regulation FD Disclosure

On April 10, 2012, the Company issued a press release announcing the closing of the TFI Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

ITEM 8.01.	Other Events

On April 10, 2012, the Company hired James Devlin, age 49, as President and Chief Operating Officer of its Heckmann Environmental Services segment, which comprises the Thermo Fluids route-based environmental services and waste recycling solutions business acquired by the Company in the TFI Acquisition. Mr. Devlin served as Chief Executive Officer of Thermo Fluids since joining that company in 2008. Prior to joining Thermo Fluids, Mr. Devlin served in executive positions in operations, sales and marketing, accounting, and mergers and acquisitions. Most recently, Mr. Devlin served as a Regional Vice President for Waste Management, Inc. Mr. Devlin received his Bachelor of Science degree from the University of Arkansas.

Effective upon completion of the TFI Acquisition, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Devlin. The term of Mr. Devlin’s employment is for three years from April 10, 2012, which may be modified or extended by mutual agreement of the Company and Mr. Devlin. Mr. Devlin’s annual base salary as President and Chief Operating Officer of HES will be $400,000 and he is eligible for a bonus of up to 50% of his annual base salary pursuant to a plan to be developed by Mr. Devlin and the Chairman of the Company, and subject to the approval of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Mr. Devlin was granted an option pursuant to the Company’s 2009 Equity Incentive Plan to purchase 300,000 shares of the Company’s common stock at a price equal to the fair market value of the Company’s common stock on the date of grant. Additionally, on each anniversary of the Employment Agreement, subject to the approval of the Compensation Committee, the Company will grant to Mr. Devlin an option pursuant to the Company’s 2009 Equity Incentive Plan or any successor plan to purchase 150,000 shares of Company common stock at a price equal to the fair market value on the date of grant as determined by the Compensation Committee. Mr. Devlin will also be entitled to participate in all other benefit plans generally provided to employees of the Company.

If the Company terminates Mr. Devlin without cause or if Mr. Devlin voluntarily resigns for good reason, and if Mr. Devlin executes and delivers a release of the Company, he will be entitled to receive compensation earned through his final day of employment and an amount equal to the bonus that he otherwise would have earned had his employment continued through the end of the then-current bonus period, pro-rated for the number of days of Mr. Devlin’s employment during such bonus period. Additionally, in the case of Mr. Devlin’s resignation for good reason, Mr. Devlin will be entitled to receive continued health benefits for 12 months following his resignation at the Company’s expense. If, within one year after a change in control, either Mr. Devlin voluntarily resigns for good reason or the Company terminates Mr. Devlin without cause and if Mr. Devlin executes and delivers a release to the Company, he will be entitled to severance equal to the sum of two times his annual base salary at the time of termination and two times the bonus paid for the year preceding the termination, as well as continued health benefits at the Company’s expense for the 24 months following termination.

Mr. Devlin has agreed to several restrictive covenants including non-competition, non-solicitation and confidentiality.

There are no arrangements or understandings by which Mr. Devlin was named President and Chief Operating Officer of HES. Neither the Company nor any of its subsidiaries was involved in any transactions, and there are no currently proposed transactions, with Mr. Devlin or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

The above description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Audited consolidated balance sheets of TFI for each of the three years for the period ending December 31, 2011 and the audited consolidated statements of income, stockholders equity and cash flows of TFI for each of the three years for the period ending December 31, 2011, and the notes related thereto, are included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Financial Statements of Business Acquired

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement dated March 7, 2012, by and among TFI Holdings, Inc., Green Fuel Services, LLC, Heckmann Hydrocarbons Holdings Corporation and Heckmann Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on March 13, 2012).

4.1*	Indenture dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.1A*	First Supplemental Indenture dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2*	Registration Rights Agreement dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors named therein, Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as Representatives of the various Initial Purchasers named therein, dated as of April 10, 2012, including Joinder Agreement dated as of April 10, 2012.

10.1*	Credit Agreement dated April 10, 2012 by and among Heckmann Corporation, as borrower, the Guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing lender, and Wells Fargo Securities, LLC and Regions Capital Markets, as joint lead arrangers and joint bookrunners.

10.2*	Executive Employment Agreement, dated as of April 2, 2012, and effective as of April 10, 2012, by and between Heckmann Corporation and James Devlin.

99.1+	Press Release dated April 10, 2012, concerning the TFI Acquisition.

99.2	Audited consolidated balance sheets of TFI for each of the three years for the period ending December 31, 2011 and the audited consolidated statements of income, stockholders equity and cash flows of TFI for each of the three years for the period ending December 31, 2011, and the notes related thereto (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on March 22, 2012).

*	Filed herewith
+	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: April 13, 2012	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement dated March 7, 2012, by and among TFI Holdings, Inc., Green Fuel Services, LLC, Heckmann Hydrocarbons Holdings Corporation and Heckmann Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on March 13, 2012).

4.1*	Indenture dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.1A*	First Supplemental Indenture dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2*	Registration Rights Agreement dated as of April 10, 2012, by and among Heckmann Corporation, the Guarantors named therein, Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as Representatives of the various Initial Purchasers named therein, dated as of April 10, 2012, including Joinder Agreement dated as of April 10, 2012.

10.1*	Credit Agreement dated April 10, 2012 by and among Heckmann Corporation, as borrower, the Guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing lender, and Wells Fargo Securities, LLC and Regions Capital Markets, as joint lead arrangers and joint bookrunners.

10.2*	Executive Employment Agreement dated as of April 2, 2012, and effective as of April 10, 2012, by and between Heckmann Corporation and James Devlin.

99.1+	Press Release dated April 10, 2012, concerning the TFI Acquisition.

99.2	Audited consolidated balance sheets of TFI for each of the three years for the period ending December 31, 2011 and the audited consolidated statements of income, stockholders equity and cash flows of TFI for each of the three years for the period ending December 31, 2011, and the notes related thereto (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on March 22, 2012).

*	Filed herewith
+	Furnished herewith